Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800-618-BANK
www.unitybank.com
NewsNewsNewsNewsNews

For Immediate Release:

August 23, 2018
News Media & Financial Analyst Contact:
Alan Bedner, EVP
Chief Financial Officer
(908) 713-4308

Unity Bancorp Declares Cash Dividend

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, announced that its Board of Directors has declared a cash dividend of $0.07 per common share. Such dividend is payable on September 28, 2018, to shareholders of record as of September 14, 2018.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $1.5 billion in assets and $1.1 billion in deposits. Unity Bank provides financial services to retail, corporate and small business customers through its 19 retail service centers located in Bergen, Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania. For additional information about Unity, visit our website at www.unitybank.com , or call 800-618-BANK.
This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.